UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2004

UNUMPROVIDENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11834	62-1598430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices)(Zip Code)

(423) 755-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Required FD Disclosure.

On May 6, 2004, UnumProvident Corporation announced the signing of a Subscription Agreement for the private placement of $300 million aggregate stated amount of its Adjustable Conversion-Rate Equity Security Units (the “Units”) to the private investors named therein. Such announcement, which is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto, was provided in accordance with Rule 135c under the Securities Act of 1933, as amended (the “Act”). Pursuant to the requirements of Rule 135c under the Act, the press release is filed and incorporated by reference into this Item 5.

As provided in the Subscription Agreement and subject to the customary closing conditions described therein, we will issue at closing of the placement 12,000,000 8.25% Units, each Unit having a stated amount of $25.00. Each Unit will initially consist of (A) a stock purchase contract that (i) requires the holder of the Unit to purchase on March 15, 2007 a number of shares of our common stock for $25, and (ii) entitles the holder to contract adjustment payments of 3.165% per annum, payable quarterly, commencing August 15, 2007, and (B) a 1/40 or 2.5% ownership interest in our senior notes due May 15, 2009, with a principal amount of $1,000, on which we will pay interest at the initial annual rate of 5.085%, such interest payable quarterly commencing August 15, 2007. Under the terms of the stock purchase contract, the settlement rate, subject to customary adjustment provisions, will be as follows: if the applicable market value of our common stock is equal to or greater than $16.95 per share, the settlement rate will be 1.4748 shares of our common stock per purchase contract; if the applicable market value of our common stock is less than $16.95 per share but greater than $14.74 per share, the settlement rate will be equal to $25 divided by the applicable market value of our common stock per purchase contract; or if the applicable market value of our common stock is less than or equal to $14.74 per share, the settlement rate will be 1.6961 shares of our common stock per purchase contract. A copy of the Subscription Agreement is attached to this Current Report as Exhibit 99.2 hereto and incorporated into this Item 5 by reference. At the closing of the Units placement, we will enter into a registration rights agreement with the private investors pursuant to which we will agree to use commercially reasonable efforts to file a resale registration statement within two business days of closing and to cause the resale registration statement to be declared effective within 90 days of closing. The registration rights agreement contains customary blackout, expense, indemnification and other provisions.

The closing of the Units placement is expected to take place on May 11, 2004.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release of UnumProvident Corporation, dated May 6, 2004.

99.2	Subscription Agreement, dated May 6, 2004, between UnumProvident Corporation and the subscribers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UnumProvident Corporation (Registrant)

Date:	May 6, 2004.	/s/ F. Dean Copeland
F. Dean Copeland Senior Executive Vice President, General Counsel and Chief Administrative Officer

INDEX TO EXHIBITS

EXHIBIT
99.1	Press release of UnumProvident Corporation, dated May 6, 2004.

99.2	Subscription Agreement, dated May 6, 2004, between UnumProvident Corporation and the subscribers named therein.